                         AWARD SOFTWARE INTERNATIONAL, INC.
                PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                    JUNE 1, 1998

     The undersigned shareholders of Award Software International, Inc. (the "Company"), hereby appoints George C. Huang and Kevin J. Berry and each of them with power of substitution to each, true and lawful attorneys, agents and proxyholders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all the shares of Common Stock of the Company held of record by the undersigned on May 22, 1998, at the Annual
Meeting of Shareholders of the Company to be held on June 29, 1998 (the "Annual Meeting"), at 9:30 a.m., local time, at the Sunnyvale Hilton Inn, 1250 Lakeside Drive, Sunnyvale, California 94086 and any adjournments or postponements thereof.

                    CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X]   Please mark
      votes as in
      this example.

The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR the Proposals.

The undersigned acknowledges receipt of the Notice of Annual Meeting and Joint Proxy Statement/Prospectus relating to the Annual Meeting.

                                                       For    Against   Abstain
(1)  To approve and adopt the Agreement and            [  ]     [  ]      [  ]
     Plan of Reorganization (the "Reorganization
     Agreement") dated as of April 15, 1998, among the Company, Phoenix Technologies Ltd., a
     Delaware corporation ("Phoenix") and Portland
     Acquisition Corporation, a wholly owned subsidiary of Phoenix ("Merger Sub"), and related Agreement of Merger pursuant to which, among other matters,
     (i) Merger Sub will merger with and into the Company and the Company will become a wholly owned subsidiary of Phoenix (the "Merger") and (ii) each share of Common Stock, no par value, of the Company will be converted into the right to receive 1.225 shares of common stock of Phoenix.

(2) To elect directors to serve until the earlier to occur of the consummation of the Merger (if approved by the shareholders and consummated) or for the ensuing year until their successors are duly elected and qualified.

     [_] FOR all nominees listed below      [_] WITHHOLD AUTHORITY to
     (except such nominee(s) whose name(s) vote for all nominees listed below. have been crossed out below).

NOMINEES:   George C. Huang, Cheng Ming Lee, David S. Lee, Masami Maeda,
            Anthony Sun, William P. Tai and Willy Weck.
                                                       For    Against   Abstain
(3)  To amend the Company's 1997 Equity Incentive      [  ]     [  ]      [  ]
     Plan to increase the number of shares reserved for issuance thereunder by 700,000.

                                                       For    Against   Abstain
(4)  To amend the Company's Employee Stock Purchase    [  ]     [  ]      [  ]
     Plan to increase the number of shares reserved
     for issuance thereunder by 200,000.
                                                       For    Against   Abstain
(5)  To ratify the appointment of Price Waterhouse,    [  ]     [  ]      [  ]
     LLP as independent accountants of the Company for the year ending December 31, 1998.

                                                            Mark here for
                                                            Address       [  ]
                                                            change and
                                                            note at left

                    Please sign exactly as name appears hereon. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign and give their full title. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

                    Please mark, sign and date this proxy and return it promptly whether you plan to attend the meeting or not. If you do attend, you may vote in person if you desire.

Signature: _______________ Date: ______ Signature:________________ Date: ______